EXHIBIT 5.1


                    [LETTERHEAD OF DODD o MASON o GEORGE LLP]

July 25, 2003


Service 1st Bancorp
2800 W. March Lane, Suite 120
Stockton, CA 95219

         Re:      Service 1st Bancorp Registration Statement on Form S-8

Ladies and Gentlemen:

         With reference to Registration Statement on Form S-8 filed by Service 1st Bancorp, a California corporation, with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 171,000 shares of Service 1st Bancorp Common Stock, no par value per share (the "Shares"), to be issued in connection with the Service 1st Bancorp 1999 Stock Option Plan, which Plan is described therein and incorporated by reference as an exhibit thereto:

         We are of the opinion that the Shares have been duly authorized and when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                       Very truly yours,



                                       /s/ DODD o MASON o GEORGE LLP


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